Exhibit 99.3

LOUISIANA-PACIFIC CORPORATION

OFFER TO EXCHANGE

ANY AND ALL OUTSTANDING 7.500% SENIOR NOTES DUE 2020,

ISSUED ON MAY 21, 2012,

(CUSIP NOS. U54627 AC5 and 546347 AG0)

FOR AN EQUAL PRINCIPAL AMOUNT OF 7.500% SENIOR NOTES DUE 2020,

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

PURSUANT TO THE PROSPECTUS DATED             , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON                     , 2012 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE

“EXPIRATION DATE”). NOTES

TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO

5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing herewith a prospectus, dated                     , 2012 (the “Prospectus”), of Louisiana-Pacific Corporation (the “Company”), and the accompanying letter of transmittal that together constitute the offer by the Company (the “Exchange Offer”) to exchange its 7.500% Senior Notes due 2020 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 7.500% Senior Notes due 2020 (the “Old Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

We are a participant of The Depository Trust Company (“DTC”), which is the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by DTC as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we and DTC may, on your behalf, make the representations contained in the letter of transmittal.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Old Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus under the heading “The Exchange Offer—Terms of the Exchange Offer—Conditions.”

3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 P.M., New York City time, on                     , 2012, unless extended by the Company.

Pursuant to the letter of transmittal, each holder of Old Notes will represent to the Company that:

(i)	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company,

(ii)	it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of any New Notes issued to it,

(iii)	any New Notes that it acquires will be acquired in its ordinary course of business,

(iv)	it is not a broker-dealer tendering Old Notes acquired directly from the Company or any affiliate of the Company for its own account, and

(v)	it is not acting on behalf of any person who could not truthfully and completely make the representations set forth above.

If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, please confirm that we and DTC may, on your behalf, represent that the Old Notes were acquired as a result of market-making activities or other trading activities, and that you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes and that you may be deemed to be an “underwriter” within the meaning of the Securities Act. By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Please return your instructions to us in the enclosed envelope within ample time to permit us to submit your tender instructions to DTC prior to the Expiration Date.

INSTRUCTION TO

BOOK-ENTRY TRANSFER PARTICIPANT

To Participant of The Depository Trust Company (the “DTC”):

The undersigned hereby acknowledges receipt of the Prospectus and the accompanying letter of transmittal, which together constitute the Company’s offer to exchange the New Notes for all of the Old Notes. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the letter of transmittal.

This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (Fill In Amount):

$                     of the 7.500% Senior Notes due 2020.

With respect to the Exchange Offer, we hereby instruct you (check appropriate box):

☐	To Tender the following amount of Old Notes you hold for our account

(Insert Principal Amount Of Old Notes To Be Tendered, If Any):

$                     of the 7.500% Senior Secured Notes due 2020 (Old Notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that the untendered portion of an Old Note must be in a minimum denomination of $2,000).

☐	NOT To Tender any Old Notes you hold for our account.

If we instruct you to tender the Old Notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the letter of transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations, that:

(i)	any New Notes that we will acquire in exchange for Old Notes will be acquired in the ordinary course of our business,

(ii)	we have not engaged in, do not intend to engage in, and have no arrangement with any person to engage in, a distribution of any New Notes issued to us,

(iii)	we are not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company,

(iv)	we are not a broker-dealer tendering Old Notes acquired directly from the Company for our own account, and

(v)	we are not prohibited by any law or policy of the Securities and Exchange Commission from participating in the Exchange Offer.

If we are a broker-dealer that will receive New Notes for our own account in exchange for Old Notes, we represent that the Old Notes were acquired as a result of market-making activities or other trading activities, and we acknowledge that we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes and that we may be deemed to be an “underwriter” within the meaning of the Securities Act. By acknowledging that we will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, we are not deemed to admit that we are an “underwriter” within the meaning of the Securities Act.

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: